EXHIBIT 99.1

Brookfield Asset Management Announces Strong First Quarter Results

Fundraised $21 Billion in the First Quarter; $67 Billion Year-to-Date

LTM Fee-Related Earnings of $3.1 Billion, Up 18% Year-Over-Year

Quarterly Fee-Related Earnings of $772 Million, Up 11% Year-Over-Year

NEW YORK, May 08, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“BAM”), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today announced financial results for the quarter ended March 31, 2026.

Connor Teskey, CEO of Brookfield Asset Management, stated, “We expect 2026 to be a very strong year, with growth exceeding our long-term targets. Both our infrastructure and private equity flagships that are currently in the market are expected to be their largest vintages ever. We are also benefitting from both the acquisition of Oaktree and the recently awarded Just Group investment mandate, which started in the second quarter. We raised $21 billion in the quarter, and $67 billion year-to-date, inclusive of the Just Group mandate and our private equity flagship initial first close, which in total is more than half of capital raised in 2025.”

He continued, “We are off to a strong start for the year, with first quarter fee-related earnings growing 11% to $772 million, supported by our strength in real assets and our complementary strategies currently in the market. Our leading positions in infrastructure, energy, real estate, and essential services-focused private equity are well suited to this environment and enable us to deliver strong performance and outsized growth.

“We have significant capital available to deploy as opportunities emerge, market leading positions in the fastest growing alternatives segments, and limited exposure to areas of market stress. The full integration of Oaktree’s preeminent opportunistic credit franchise, coupled with our disciplined investment approach, positions us well to capitalize on any dislocation in credit markets.”

Common Dividend Declaration

The board of directors of BAM declared a quarterly dividend of $0.5025 per share, payable on June 30, 2026, to shareholders of record as of the close of business on May 29, 2026.

Financial Results

In the first quarter, we delivered strong results, driven by capital inflows and deployment of capital.

Unaudited	Three Months Ended		Twelve Months Ended
For the periods ended	March 31	March 31	March 31	March 31
(US$ millions, except per share amounts)	2026	2025	2026	2025
Fee-related earnings[1]	$772	$698	$3,069	$2,602
Fee-related earnings per share	$0.48	$0.43	$1.89	$1.60
Distributable earnings[1]	$702	$654	$2,743	$2,470
Distributable earnings per share	$0.43	$0.40	$1.69	$1.51
Net income	$586	$507	$2,477	$2,242
See endnotes

Net income was $586 million in the quarter and $2.5 billion over the last twelve months.

Fee-related earnings (“FRE”) increased 11% to $772 million or $0.48 per share for the quarter and 18% to $3.1 billion, or $1.89 per share over the last twelve months.

Distributable earnings (“DE”) were $702 million, or $0.43 per share in the quarter and $2.7 billion, or $1.69 per share over the last twelve months, up 7% and 11%, respectively.

Operating Results

Fee-bearing capital grew to $614 billion, up 12% year-over-year, driven by $108 billion of fundraising in the past twelve months. Our quarterly fundraising of $21 billion was driven largely by complementary strategies and continued growth in insurance inflows. Our private equity flagship strategy is completing its first close, having already raised $6 billion. The sixth vintage of our infrastructure flagship, our largest closed-end strategy, also launched in the first quarter. Both funds are well positioned to be meaningful contributors to fundraising over the balance of the year.

We have seen robust capital deployment, as the market environment for investment remains strong. In the quarter, we deployed or committed to deploy $34 billion across our business. At the same time, we sold a number of attractive investments at strong valuations, monetizing $8 billion in the quarter, while also advancing a number of monetization transactions.

Highlights of our activities across each of our business groups in the first quarter include:

Infrastructure

  Fundraising: We raised $3.4 billion, including $800 million for our infrastructure private wealth strategy, which now has over $8.0 billion of capital, and an additional $800 million for our supercore infrastructure strategy, which now has over $20 billion of capital. As mentioned, we launched the sixth vintage of our infrastructure flagship strategy, which will hold a first close later this year.
  Deployment: We invested $4.0 billion, including the acquisition of 20% of a regulated, electric utility in Florida, and the acquisition of a North American rail operating lease portfolio. Additionally, we signed an exclusivity agreement with a leading global original equipment manufacturer, to launch a leasing platform for large, mission-critical and long-life industrial equipment.
  Monetizations: We sold $2.3 billion, including additional proceeds from the secondary public offering of a North American independent natural gas storage operator.

Energy

  Deployment: We invested $300 million in the quarter. We also signed an agreement to acquire a leading renewable energy platform, in a take-private transaction with an enterprise value of $7.2 billion. Also in the quarter, we created a privately held renewable energy company that will acquire and own a diversified portfolio of contracted, operating renewable assets in the U.S. and Canada.
  Monetizations: We sold $800 million, including the IPO of an India-based renewables company and the sale of a portfolio of U.S. renewable assets.

Private Equity

  Fundraising: We raised $1.4 billion, including $1.0 billion for our private equity special situations strategy, which held its first close in February of $2.4 billion. We also held a final close for our Pinegrove opportunistic strategy, raising $2.2 billion, exceeding our initial target and ranking among the industry’s largest first-time venture secondaries funds. Subsequent to the end of the quarter, we held an initial close of $6.0 billion for the seventh vintage of our private equity flagship strategy, with the first close finalizing in the coming months.
  Deployment: We invested $400 million in the quarter and agreed to acquire a leading administration and licensing service provider, through our flagship private equity fund and partner manager, Primary Wave.
  Monetizations: We sold $700 million, including monetizing a number of assets in our venture and growth strategies.

Real Estate

  Deployments: We deployed $3.0 billion, across a number of businesses, including a portfolio of senior living residences in the U.S., a prime office asset in Tokyo, and a mixed-use portfolio in Paris.
  Monetizations: We sold $1.1 billion, including additional proceeds from the sale of a portfolio of manufactured housing communities in the U.S.

Credit

  Fundraising: We raised $13 billion of capital, including $4.7 billion from long-term private funds and $3.8 billion from Brookfield Wealth Solutions. 17Capital completed the final close of Credit Fund II, adding $2.5 billion in the quarter, bringing the strategy to $7.5 billion, the largest NAV lending strategy raised.

  Subsequent to the end of the quarter, Primary Wave held a final close for the fourth vintage of their music IP fund, raising $2.2 billion, exceeding its hard cap and making it the largest dedicated closed-end music royalties fund ever raised.
  Deployments: We deployed $12 billion, including $2.1 billion from our flagship opportunistic credit strategy and $400 million from our infrastructure mezzanine fund. We also deployed $3.4 billion of capital under our mandate for Brookfield Wealth Solutions across credit strategies, outside of the private funds we manage for them.
  Monetizations: We monetized $3.0 billion, including $2.0 billion across our opportunistic credit strategies and $1.0 billion across strategic credit vehicles.

Strategic Initiatives

  Subsequent to quarter end, we were awarded a mandate by Brookfield Wealth Solutions to manage the assets of the recently acquired Just Group, a leading provider of retirement services in the U.K. We will manage $40 billion of additional insurance fee-bearing capital, which will initially generate approximately $100 million of annual base fee revenue for BAM.
  We capitalized on share price volatility and accelerated stock repurchases during the quarter, buying $375 million of BAM shares. Including activity subsequent to quarter-end, year-to-date repurchases total $575 million.

Uncalled Fund Commitments and Liquidity

As of March 31, 2026, we had $137 billion of uncalled fund commitments, $67 billion of which will generate approximately $670 million of annual fees once deployed. We had corporate liquidity of $2.5 billion as of March 31, 2026, comprised of cash, short term financial assets, and undrawn capacity on our revolving credit facility.

During the quarter, we also established a $1.0 billion commercial paper program on a private placement basis, providing an additional source of short-term capital.

Subsequent to the end of the quarter, we issued $1.0 billion of senior notes, comprised of $550 million of five-year senior unsecured notes with a coupon of 4.832% and $450 million of 10-year senior unsecured notes with a coupon of 5.298%.

End Notes
1. See Reconciliation of Net Income to FRE and DE on page 7 and Non-GAAP and Performance Measures section on page 9.
2. Other income includes BAM's portion of equity method investments’ realized carried interest, investment income, interest expense and other items.

Brookfield Asset Management

Balance Sheets

Unaudited
As of	March 31	December 31
(US$ millions)	2026	2025
Assets
Cash and cash equivalents	$1,045	$1,583
Cash and cash equivalents of consolidated funds	51	—
Accounts receivable and other	873	750
Investments	9,510	9,795
Investments of consolidated funds	2,387	505
Due from affiliates	2,939	3,280
Deferred income tax assets and other assets	1,132	1,134
Total assets	$17,937	$17,047

Liabilities
Accounts payable and other	$2,570	$2,908
Corporate borrowings	2,478	2,478
Borrowings of consolidated funds	451	462
Due to affiliates	932	720
Due to affiliates of consolidated funds	63	—
Deferred income tax liabilities	208	169
Total liabilities	6,702	6,737

Preferred shares redeemable non-controlling interest	1,265	1,398
Redeemable non-controlling interest in consolidated funds	1,384	—

Equity	8,586	8,912

Total liabilities and equity	$17,937	$17,047

Brookfield Asset Management

Statements of Operations

Unaudited
For the three months ended	March 31	March 31
(US$ millions, except per share amounts)	2026	2025
Revenues
Management and incentive fee revenues	$990	$954
Carried interest income	112	2
Other revenues	236	125
Total revenues	1,338	1,081

Expenses
Compensation and operating	(475)	(343)
Interest	(47)	(13)
Carried interest allocation compensation	(211)	(146)
Total expenses	(733)	(502)
Other income (expenses)	21	(55)
Share of income from equity method investments	70	58
Income before taxes	696	582
Income tax expense	(110)	(75)
Net income	586	507
Net loss attributable to non-controlling interests	31	74
Net income attributable to BAM	$617	$581

Net income attributable to BAM per share
Basic	$0.38	$0.36
Diluted	$0.38	$0.36

SELECT FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FEE-RELATED EARNINGS AND DISTRIBUTABLE EARNINGS

Unaudited
For the three months ended	March 31	March 31
(US$ millions, except per share amounts)	2026	2025
Net income	$586	$507
Add or subtract the following:
Provision for taxes[1]	110	75
Depreciation and amortization[2]	20	3
Carried interest allocations[3]	(112)	(2)
Carried interest allocation compensation[3]	211	146
Other income and expenses[4]	(21)	55
Interest expense[5]	47	13
Interest and dividend revenue[5]	(29)	(20)
Other revenues[6]	(207)	(115)
Share of income from equity method investments[7]	(70)	(58)
Fee-related earnings of equity method investments at our share[7]	144	106
Compensation costs recovered from affiliates[8]	67	(8)
Other adjustments[9]	26	(4)
Fee-related earnings	772	698
Add: Investment & other income (net of interest expense)[10]	11	33
Add: Equity-based compensation costs[10]	14	14
Less: Cash taxes[11]	(95)	(91)
Distributable earnings	$702	$654

  This adjustment removes the impact of income tax provisions on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over the long-term due to the substantial deferred tax assets of BAM.
  This adjustment removes the depreciation and amortization on property, plant and equipment and intangible assets, which are non-cash in nature and therefore excluded from FRE as well as certain capital depreciation costs recharged from BAM's affiliates.
  These adjustments remove the impact of both unrealized and realized carried interest allocations and the associated compensation expense. Unrealized carried interest allocations and associated compensation expense are non-cash in nature. Carried interest allocations and associated compensation costs are included in DE once realized.
  This adjustment removes other income and expenses associated with fair value changes for consolidated entities and funds.
  This adjustment removes interest and charges paid or received by consolidated entities and funds.
  This adjustment adds back other revenues earned that are non-cash in nature.
  These adjustments remove our share of equity method investments' earnings, including items 1) to 6) above and include its share of equity method investments' fee-related earnings.
  This item adds back compensation costs that will be borne by affiliates.
  This adjustment adds base management fees earned from funds that are eliminated upon consolidation and other items.
  This adjustment adds back equity-based compensation and other income associated with BAM’s portion of equity method investments' realized carried interest, investment income and other items.
  Represents the impact of cash taxes paid by the business.

RECONCILIATION OF BASE MANAGEMENT AND ADVISORY FEES TO FEE REVENUES

Unaudited
For the three months ended	March 31	March 31
(US$ millions)	2026	2025
Base management and advisory fees	$860	$837
Incentive fees[1]	130	117
Fee revenues from equity method investments[2]	422	359
Other adjustments[3]	14	(13)
Fee revenues	$1,426	$1,300

  This adjustment adds incentive distributions that are included in fee revenues.
  This adjustment adds Oaktree management fees at 100% ownership and our proportionate share of partner manager earnings.
  This adjustment involves base management fees earned from funds that are eliminated upon consolidation and other items.

Additional Information

Shareholders are encouraged to review additional information about Brookfield Asset Management’s results, available on our website under the “Reports & SEC Filings” section at bam.brookfield.com. The Supplemental for the three months and twelve months ended March 31, 2026 is available today and provides further detail on the company’s strategy, operations and financial results.

The statements contained herein are based primarily on information that has been extracted from our financial statements for the quarter ended March 31, 2026, which have been prepared using U.S. GAAP. The amounts have not been audited by BAM’s external auditor.

BAM’s Board of Directors has reviewed and approved this document, including the summarized unaudited consolidated financial statements, prior to its release.

Information on our dividends can be found on our website under the “Share Information” section at bam.brookfield.com.

Quarterly Earnings Call Details

Investors, analysts and other interested parties can access BAM’s First Quarter 2026 Results as well as the Supplemental Information on its website under the “Reports & SEC Filings” section at bam.brookfield.com.

To participate in the Conference Call today at 10:00 a.m. ET, please preregister at https://register-conf.media-server.com/register/BI4a9ba8996eec4112a6842d2dbf312077.

Upon registering, you will be emailed a dial-in number, and unique PIN.

The Conference Call will also be webcast live at https://edge.media-server.com/mmc/p/wptdyzxu. For those unable to participate in the Conference Call, the telephone replay will be archived and available for 90 days, or on our website at bam.brookfield.com.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Please note that Brookfield Asset Management Ltd.’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at bam.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at www.brookfield.com or contact:

Media:	Investor Relations:
Simon Maine	Jason Fooks
Tel: (332) 298-0447	Tel: (866) 989-0311
Email: simon.maine@brookfield.com	Email: jason.fooks@brookfield.com

Non-GAAP and Performance Measures of our Asset Management Business

This news release and accompanying financial information are based on generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We make reference to Distributable Earnings (“DE”), which is referring to the sum of its fee-related earnings, realized carried interest, realized principal investments, interest expense, and general and administrative expenses; excluding equity-based compensation costs and depreciation and amortization. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for DE is net income. This provides insight into earnings received by the company that are available for distribution to common shareholders or to be reinvested into the business.

We use Fee-Related Earnings (“FRE”) and DE to assess our operating results and the value of Brookfield’s business and believe that many shareholders and analysts also find these measures of value to them.

We disclose a number of financial measures in this news release that are calculated and presented using methodologies other than in accordance with U.S. GAAP. These financial measures, which include FRE and DE, should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP. We caution readers that these non-GAAP financial measures or other financial metrics are not standardized under U.S. GAAP and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP measures in our filings available at bam.brookfield.com.

Notice to Readers

BAM is not making any offer or invitation of any kind by communication of this news release and under no circumstance is it to be construed as a prospectus or an advertisement.

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of BAM and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “project”, “forecast”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to future results, performance, achievements, prospects or opportunities of BAM and the US, Canadian or international markets.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) volatility in the trading price of our class A limited voting shares; (ii) deficiencies in public company financial reporting and disclosures; (iii) the difficulty for investors to effect service of process and enforce judgments in various jurisdictions; (iv) being subjected to numerous laws, rules and regulatory requirements; (v) the potential ineffectiveness of our policies to prevent violations of applicable law; (vi) foreign currency risk and exchange rate fluctuations; (vii) further increases in interest rates; (viii) political instability or changes in government; (ix) unfavorable economic conditions or changes in the industries in which we operate; (x) inflationary pressures; (xi) catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics; (xii) ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs; (xiii) failure of our information technology systems; (xiv) failure to adopt AI in support of our business objectives (xv) us and our managed assets becoming involved in legal disputes; (xvi) losses not covered by insurance; (xvi) inability to collect on amounts owing to us; (xviii) operating and financial restrictions through covenants in our loan, debt and security agreements; (xix) our ability to maintain our global reputation; (xx) risks related to our infrastructure, energy, private equity, real estate, and credit strategies; (xxi) the impact of poor product development or marketing efforts on fee-bearing capital; (xxii) managing our cash flow and meeting our financial obligations; (xxiii) our acquisitions; (xxiv) requirement of temporary investments and backstop commitments to support our asset management business; (xxv) revenues impacted by a decline in the size or pace of investments made by our managed assets; (xxvi) our earnings growth can vary, which may affect our dividend and the trading price of our class A limited voting shares; (xxvii) exposed risk due to increased amount and type of investment products in our managed assets; (xxviii) information barriers that may give rise to conflicts and risks; (xxix) Brookfield Corporation (“BN”) exercising substantial influence over BAM; (xxx) BN transferring the ownership of BAM to a third party; (xxxi) potential conflicts of interest with BN; (xxxii) difficulty in maintaining our culture or managing our human capital; (xxxiii) United States and Canadian taxation laws and changes thereto and (xxxiv) other factors described from time to time in our documents filed with the securities regulators in the United States and Canada.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Past performance is not indicative nor a guarantee of future results. There can be no assurance that comparable results will be achieved in the future, that future investments will be similar to historic investments discussed herein, that targeted returns, growth objectives, diversification or asset allocations will be met or that an investment strategy or investment objectives will be achieved (because of economic conditions, the availability of appropriate opportunities or otherwise).